Exhibit A-2

                          GPU DIVERSIFIED HOLDINGS LLC
                                  Balance Sheet
                                 March 31, 2001
                          ----------------------------
                                   (Unaudited)




Assets

Current assets:
  Cash and temporary cash investments                    $    18,600
  Accounts receivable                                        312,745
                                                          ----------

       Total current assets                                  331,345
                                                          ----------

Other property and investments                            28,918,090
                                                          ----------


       Total Assets                                      $29,249,435
                                                          ==========




Liabilities & Stockholder's Equity

Current liabilities:
  Accounts payable                                         $       -
  Taxes accrued                                              347,588
                                                          ----------

       Total current liabilities                             347,588
                                                          ----------

Deferred credits and other liabilities                     1,185,301
                                                         -----------

Stockholder's equity:
  Common stock                                                   100
  Capital surplus                                         25,275,488
  Retained earnings                                          650,199
  Accumulated other comprehensive income                   1,790,759
                                                          ----------

      Total stockholder's equity                          27,716,546
                                                          ----------


       Total Liabilities & Stockholder's Equity          $29,249,435
                                                          ==========

                                                                   Exhibit A-2

                          GPU DIVERSIFIED HOLDINGS LLC
                               Statement of Income
                          -----------------------------
                                   (Unaudited)





                                           Three Months
                                              Ended
                                           March 31,2001
                                           -------------


Operating Revenues                          $   971,621
                                             ----------


Operating Expenses                              129,885
                                             ----------


Operating Income                                841,736


Other Income and Expenses, Net                        -
                                            -----------



Income Before Income Taxes                      841,736


  Income tax expense                            288,615
                                             ----------


Net Income                                  $   553,121
                                             ==========